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                                                                       Exhibit 2
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                            CERTIFICATE OF ADJUSTMENT
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         Pursuant to Section 11, 12 and 23 of the Rights Agreement (the "Rights
Agreement") dated as of November 9, 1996 between The Mead Corporation (the "Company") and First National Bank of Boston, as Rights Agent, the Company hereby certifies that:

I.       Statement of Facts
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         On November 1, 1997, the Board of Directors of the Company declared a two-for-one stock split to be effectuated through the distribution on December 1, 1997 of one Common Share to the holder of record of each Common Share outstanding at the close of business on November 12, 1997 (the "Share Distribution").

II.      Adjustment
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         The following adjustments have been effected pursuant to the terms of the Rights Agreement, effective as of the close of business on November 12, 1997:

         (a) PURCHASE PRICE. The purchase price has been adjusted from $200 to $100.

         (b) REDEMPTION PRICE. The redemption price per Right has been adjusted from $0.01 to $0.005.

         (c) NUMBER OF RIGHTS. The number of Rights outstanding has been adjusted, in lieu of any adjustment in the number of Common Shares issuable upon the exercise of a Right, by issuing one new Right attached to each Common Share issued in the Share Distribution.

Dated as of the 1st day of November, 1997.

                                               THE MEAD CORPORATION

                                               By  /s/ William R. Graber
                                                 -------------------------------
                                                    William R. Graber
                                                    Vice President and Chief
                                                       Financial Officer